                CONFIDENTIAL SEVERANCE AGREEMENT AND GENERAL RELEASE


     This Agreement ("Agreement") made as of the 15 day of May, 1998 (the "Effective Date"), by and between MARK D. FROST, having an address at 21 Piedmont Court, Piedmont, CA 94611 ("Frost"), and ENVIROTEST SYSTEMS CORP., a Delaware corporation, with principal offices at 246 Sobrante Way, Sunnyvale, California, 94086, all affiliates and parents, including but not limited to, ENVIROTEST TECHNOLOGIES, INC. (hereinafter collectively referred to as the "Company").

                                       RECITALS

     WHEREAS, the Company and Frost desire to enter into an agreement to set forth the terms of Frost's separation from the Company and a release of claims.

     NOW THEREFORE, in return for the promises, consideration, mutual covenants, agreements, and conditions provided for in this Agreement, the receipt and adequacy of which are hereby acknowledged by the parties, and intending to be legally bound, Frost and the Company hereby agree as follows:

                                      COVENANTS

    1. In consideration of the execution of this Agreement and the release and waiver contained herein, the Company agrees that:

          a. The Company shall provide Frost with salary continuation, which would not otherwise be paid, at his present rate of pay for nine
               (9) months from the date of his resignation, payable in accordance with the Company's regular payroll schedule and practices. The Company will deduct taxes and make other deductions required for wages by state and federal law.

          b. Company will pay Frost for his earned and unused vacation time, minus required and authorized withholding deductions, which Frost agrees is the total amount of earned and unused vacation time due and owing to Frost as of the date of resignation of his employment, and that no further vacation time shall be earned after that date.

          c. Frost and his dependents will receive family medical, dental, disability and life insurance coverage and executive medical reimbursement identical to those provided by the Company to its vice presidents, at Company expense, through February 15, 1999. Pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, from and after February 15, 1999, Frost will continue to be eligible for coverage under the Company's group medical, dental and life plans for as long as permitted by applicable law, but he will be personally responsible for the payment of all premiums due under such plans. Frost may at any time convert his group medical and dental benefits to an individual policy. The Company will provide Frost with all necessary forms to convert such policies and will give Frost notice of the amount necessary to continue premiums on the group medical plans and notice of his option to convert the plans into individual plans.

          d. In the event of Frost's death prior to payment of the benefits set forth in Paragraphs 1(a) and 1(b) above, all remaining compensation and benefits described therein will be provided to Frost's wife, Silvia Frost, if she survives him. If not, all payment obligations under those paragraphs will be made to Frost's estate.

          e. Frost's participation, if any, in any employee benefit or retirement plans will be determined by the terms of those plans, or as otherwise required by law.

          f. Pursuant to action taken by the Compensation Committee of the Board of Directors of the Company, Frost has been granted incentive stock options to purchase 90,000 shares of Class A Common Stock of Envirotest Systems Corp. under the Envirotest Systems Corp. Stock Option Plan. Of the 90,000 shares subject to option, 15,000 options (the "Vested Options") have vested under a Stock Option Agreement dated October 24, 1996 (the "October Agreement"). The Company hereby (i) agrees that the Vested Options may be exercised in accordance with the terms of the October Agreement, and (ii) amends the October Agreement to provide that Frost shall have the full ten-year term of the October Agreement to exercise the Vested Options. All other options granted to Frost, including the remaining options granted under the October Agreement and options granted under an option agreement dated January 14, 1998, are hereby canceled.

          g. In addition to the benefits described elsewhere in this Agreement, the Company agrees:

               (i) To permit Frost to participate in an employee loan or other financial assistance program, if any, established by the Company and made available to all Envirotest employees in connection with the exercise of Envirotest stock options. Frost acknowledges and agrees that (1) such program does not currently exist, (2) the Company is under no obligation to establish any such program, and (3) the Company does not represent, warrant or covenant that any such program will ever be established.

               (ii) To permit Frost to keep permanently the laptop computer issued to him by Envirotest (including reasonable peripherals such as the printer and docking station).

               (iii) To permit Frost to keep permanently the cellular telephone issued to him by Envirotest and currently in his possession.

               (iv) To provide to Frost Outplacement Services (not-to-exceed $1,500.00 in the aggregate) to assist him in obtaining employment.

    2. By signing this Agreement, and accepting the consideration specified above, Frost knowingly and voluntarily agrees as follows:

         a. Frost hereby resigns his position as Vice President effective May 15, 1998.

         b. Frost hereby waives, releases and forever discharges the Company, its shareholders, officers, directors, agents, employees, and all affiliates of the foregoing personally as individuals and as shareholders, officers, directors, agents, employees, and affiliates, and their successors and assigns (severally and collectively "Releasees") from, and covenants not to sue or charge them individually, jointly or severally, on, any and all claims or causes of action arising out of his employment by the Company, under any local, state, or federal law or regulation, including without limitation, those arising under the Age Discrimination in Employment Act of 1967 (ADEA), Title VII of the Civil Rights Act of 1964, as amended, the Older Workers Protection Act of 1990, the Labor Management Relations Act, Employee Income Retirement Security Act (ERISA), the Family and Medical Leave Act of 1993, the Americans with Disabilities Act, the Fair Employment and Housing Act, and the California Civil Rights Act, or under common law tort or contract theory, whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which Frost or his heirs, has ever had, or now has against Releasees. The Company waives, releases and forever discharges Frost, his spouse and his heirs (severally and collectively the "Frost Releasees") from, and covenants not to sue or charge the Frost Releasees on any and all claims or causes of action arising out of Frost's employment by the Company under any local, state or federal law or regulations or any common law tort or contract theory, whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which the Company, or its successors, has, ever had, or now has against the Frost Releases. Frost represents and acknowledges that he has been provided a reasonable opportunity to consult with an attorney regarding the nature and effect of this Release and Waiver, and has not been advised to do so by the Company.

          c. Frost and the Company hereby expressly waive Section 1542 of the California Civil Code, which provides:

                    A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

               Frost and the Company also expressly waive the benefit of any other statute or rule of law, which, if applied to this Agreement, would otherwise exclude from its binding effect any claims released hereby not now known to exist by Frost and/or the Company.

          d. Frost agrees and acknowledges that he has received all share certificates and stock option agreements due him, and that he will not receive an additional grant of stock options for services rendered during the Company's current fiscal year or otherwise.

     3. In consideration of this Agreement and to induce the Company to enter into such Agreement, Frost hereby makes the following representations to and agreements with the Company:

          a. Except as required by legal proceeding, Frost agrees that he will not make any statements or disclose any information which in the Company's reasonable judgment are inimical to the interest of the Company or are derogatory about the Company, its stockholders, officers, directors, systems, products, or services.

          b. Frost will not disclose or cause or allow to be disclosed any of the terms, conditions, amounts or any other details of this Agreement; PROVIDED, HOWEVER, that nothing shall preclude Frost from making such disclosure as may be required by applicable law or as may be necessary in the course of prosecuting or defending litigation concerning this Agreement; and PROVIDED FURTHER that nothing shall preclude Frost from fully disclosing to the preparer of his tax return the nature and source of his taxable income, nor from fully disclosing to his attorney the terms of this Agreement as provided in Paragraph 3(a) above.

     4. Frost recognizes and acknowledges that Company's, its parents', its affiliates', their divisions' and vendors' and the users of their services' ("users") confidential financial records, financial and other plans, engineering methods and systems, marketing methods and systems, advertising strategies and methods, strategic plans, databases, trade secrets, user lists, information regarding users and potential users, staff members, or suppliers, reports prepared by consultants, other information, observations, data and ideas obtained by him during the course of his employment at the Company, or other proprietary information of the Company (collectively referred to as the "Confidential Information"), are valuable, special, and unique assets of these entities, divisions, vendors, and users. Therefore, Frost agrees not to disclose any Confidential Information to any person, firm, corporation, or other entity whatsoever without advance written authorization by the Company or unless and until the information becomes generally available to the public through proper means not in violation of this Agreement. Moreover, Frost agrees not to use any Confidential Information unless and until it becomes generally available to the public through proper means not in violation of this Agreement. Frost will return to Company all documents and other information that are the property of the Company that are in his possession or control and that in any way relate to the Company or which reflect or contain information or data or ideas generated or collected by or on behalf of the Company, including, but not limited to, all documents, memoranda, notes, records, reports, manuals, correspondence, user lists, books, slides, databases, supplier, contractor, or consultant lists and information, presentations, flow charts, outlines, financial information, projections, user marketing documents and plans, whether stored on paper, computer, tape, or any other means of data storage. Frost will return to the Company no later than June 1, 1998, any keys, equipment, materials, credit cards, and any other property belonging to the Company.

     5. Frost acknowledges that the services rendered by him to the Company were of a special, unique and extraordinary character and, in connection with such services, he has had access to confidential information vital to the Company's business. By reason of this, Frost consents and agrees that if he violates Paragraph 3 or Paragraph 4 of this Agreement, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for equitable relief, including without limitation an injunction restraining Frost from committing or continuing any such violation of this Agreement. Moreover, Frost and the Company hereby agree that the actual damages arising from the breach by Frost of Paragraph 3 or Paragraph 4 of the Agreement would be extremely difficult or impracticable to ascertain under the circumstances, and therefore, in such event, the Company shall have the right to recover the sum of $100,000 in liquidated damages. In addition, the Company may elect to seek other remedies relating to breaches of Paragraph

3 or Paragraph 4 in any court of competent jurisdiction in lieu of arbitration of such claims.

     6. Frost represents and acknowledges that in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by any of the Company's employees, agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

     7. The obligations of the parties hereto are severable and divisible; and, in the event any consideration flowing from Frost or the Company as described herein is determined to be unlawful or unenforceable, the remainder of this Agreement shall be enforceable.

     8. Frost expressly represents and warrants that he is the sole owner of the actual or alleged claims, demands, rights, causes of action, and other matters that are released herein; that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and that he has the full right and power to grant, execute and deliver the releases, undertakings, and agreements contained herein.

     9. Neither the negotiation nor the execution of this Agreement shall constitute an acknowledgment or admission of any kind by the Company that it, or any of the Releasees, jointly or severally, has violated any federal, state or local law or regulation, or breached any common law or other obligation or duty to Frost.

     10. Except as otherwise provided in Paragraph 5 of this Agreement, any dispute arising between the Company and Frost with respect to the performance or interpretation of this Agreement shall be submitted to arbitration in San Francisco, California, for resolution in accordance with the rules of the American Arbitration Association, modified to provide that the decision by the arbitrators shall be binding on the parties, shall be furnished in writing, separately and specifically stating the findings of fact and conclusions of law on which the decision is based, and shall be rendered within ninety (90) days following impanelment of the arbitrators. The cost of arbitration will initially be borne by the party requesting arbitration. Following a decision by the arbitrators, the cost of arbitration will be divided as directed by the arbitrators.

     11. This Agreement shall be subject to and governed by the laws of the State of California.

     12. The terms and conditions contained herein constitute the entire agreement between the parties and supersede all previous communications, either oral or written, between the parties with respect to the subject matter of this Agreement, and no agreement or understanding varying or extending the same shall be binding upon either party unless in writing and signed by or on behalf of such party.

     13. FROST STATES THAT HE HAS READ THE FOREGOING AGREEMENT, FULLY UNDERSTANDS ITS CONTENT AND EFFECT, AND WITHOUT DURESS OR COERCION, KNOWINGLY AND VOLUNTARILY ASSENTS TO ITS TERMS. FROST ALSO ACKNOWLEDGES THAT HE HAS BEEN ADVISED AND GIVEN AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT, AND THAT HE HAS HAD TWENTY-ONE DAYS TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT. FROST FURTHER ACKNOWLEDGES THAT WITHIN SEVEN DAYS FROM THE DATE OF THE EXECUTION OF THIS AGREEMENT HE MAY, AT HIS SOLE OPTION, REVOKE THE AGREEMENT UPON WRITTEN NOTICE TO JIM BURLEY, VICE PRESIDENT, AND THAT THE AGREEMENT WILL NOT BECOME EFFECTIVE UNTIL THE SEVEN-DAY REVOCATION PERIOD HAS EXPIRED.

     14. In the event of any controversy or dispute arising out of or related to this Agreement, the prevailing party shall be entitled to recover from non-prevailing party actual expenses, including without limitation, reasonable attorney's fees and actual costs incurred.

     15. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which taken together shall constitute one and the same agreement.


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

     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the day and year first above written.

                                        ENVIROTEST SYSTEMS CORP.

                                        By: [Illegible]
                                        Its: Vice President

                                        ENVIROTEST TECHNOLOGIES, INC.

                                        By:
                                        Its:


                                        /s/ Mark D. Frost
                                        -----------------------------
                                        Mark D. Frost



Silvia M. Frost, as wife of Mark D. Frost, hereby acknowledges that she has read the foregoing agreement and agrees to be bound by its terms.


/s/ Silvia M. Frost
------------------------
Silvia M. Frost


Dated: 5/27/98
      --------------


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